WYOMING FINANCIAL LENDERS, INC.

FINANCIAL STATEMENTS

September 30, 2007 and 2006

C O N T E N T S

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

FINANCIAL STATEMENTS

Balance Sheets	3

Statements of Income	4

Statements of Stockholder’s Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7 - 14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board Directors and Stockholder
Wyoming Financial Lenders, Inc.
Council Bluffs, Iowa

We have audited the accompanying balance sheets of Wyoming Financial Lenders, Inc. as of September 30, 2007 and 2006, and the related statements of income, stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wyoming Financial Lenders, Inc. as of September 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota

December 31, 2007

WYOMING FINANCIAL LENDERS, INC.

BALANCE SHEETS

	September 30,
ASSETS	2007	2006
CURRENT ASSETS
Cash	$1,231,134	$1,064,867
Loans receivable, less allowance for doubtful accounts of $927,000 and $766,000	3,876,167	3,423,635
Prepaid expenses and other	121,799	125,799
Deferred income taxes	387,000	21,000
TOTAL CURRENT ASSETS	5,616,100	4,635,301

PROPERTY AND EQUIPMENT	646,064	524,110

GOODWILL	9,883,670	9,244,308

INTANGIBLE ASSETS	125,021	261,426

	$16,270,855	$14,665,145

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$462,797	$359,435
Deferred revenue	226,761	238,264
TOTAL CURRENT LIABILITIES	689,558	597,699

DEFERRED INCOME TAXES	441,000	245,000

	1,130,558	842,699

STOCKHOLDER’S EQUITY
Common stock, no par value, 50,000 shares authorized, 1,000 shares issued and outstanding	13,458,158	13,458,158
Retained earnings	1,682,139	364,288
	15,140,297	13,822,446

	$16,270,855	$14,665,145

WYOMING FINANCIAL LENDERS, INC.

STATEMENTS OF INCOME

	Year Ended September 30,
	2007	2006

REVENUES
Loan fees	$9,065,488	$6,106,447
Check cashing fees	1,290,352	722,245
Guaranteed phone/Cricket fees	778,609	973,714
Other fees	149,860	106,520
	11,284,309	7,908,926

OPERATING EXPENSES
Salaries and benefits	3,660,590	2,727,542
Provisions for loan losses	1,387,115	735,868
Guaranteed phone/Cricket	486,177	614,086
Occupancy	736,798	373,164
Advertising	457,821	332,012
Depreciation	146,720	81,151
Amortization of intangible assets	136,405	136,405
Other	1,392,803	800,163
	8,404,429	5,800,391

INCOME FROM OPERATIONS	2,879,880	2,108,535

LOSS ON DISPOSAL OF PROPERTY AND EQUIPMENT	23,676	-

INCOME BEFORE INCOME TAXES	2,856,204	2,108,535

INCOME TAX EXPENSE	1,078,000	811,000

NET INCOME	$1,778,204	$1,297,535

WYOMING FINANCIAL LENDERS, INC.

STATEMENTS OF STOCKHOLDER’S EQUITY

	Common Stock		Retained
	Shares	Amount	Earnings	Total

BALANCE - SEPTEMBER 30, 2005	1,000	$9,258,158	$415,900	$9,674,058

Contributions	-	4,200,000	-	4,200,000
Dividends	-	-	(1,349,147)	(1,349,147)
Net income	-	-	1,297,535	1,297,535

BALANCE - SEPTEMBER 30, 2006	1,000	13,458,158	364,288	13,822,446

Dividends	-	-	(460,353)	(460,353)
Net income	-	-	1,778,204	1,778,204

BALANCE - SEPTEMBER 30, 2007	1,000	$13,458,158	$1,682,139	$15,140,297

WYOMING FINANCIAL LENDERS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2007	2006
OPERATING ACTIVITIES
Net income	$1,778,204	$1,297,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	146,720	81,151
Amortization of intangible assets	136,405	136,405
Deferred income taxes	(170,000)	168,000
Loss on disposal of property and equipment	23,676	-
Changes in operating assets and liabilities:
Loans receivable	(230,240)	77,400
Prepaid expenses and other	4,000	(54,876)
Accounts payable and accrued liabilities	103,362	28,228
Deferred revenue	(11,503)	67,185
Net cash provided by operating activities	1,780,624	1,801,028

INVESTING ACTIVITIES
Purchases of property and equipment	(219,567)	(119,462)
Acquisition of stores, net of cash acquired	(934,437)	(4,350,731)
Net cash used by investing activities	(1,154,004)	(4,470,193)

FINANCING ACTIVITIES
Dividends	(460,353)	(1,349,147)
Stockholder contribution	-	4,200,000
Net cash provided (used) by financing activities	(460,353)	2,850,853

NET INCREASE IN CASH	166,267	181,688

CASH
Beginning of year	1,064,867	883,179

End of year	$1,231,134	$1,064,867

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid (primarily to WERCS) for income taxes	$1,248,000	$643,000

WYOMING FINANCIAL LENDERS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Nature of Business and Summary of Significant Accounting Policies -

Nature of Business

Wyoming Financial Lenders, Inc. (Company) provides retail financial services to individuals in the Midwestern United States. These services include non-recourse cash advance loans, check cashing and other money services. The Company also is a non-recourse reseller of guaranteed phone service and Cricket cellular phones. As of September 30, 2007, the Company operated 51 stores in 10 states (Nebraska, Wyoming, Utah, Iowa, North Dakota, South Dakota, Kansas, Wisconsin, Montana and Colorado). As of September 30, 2006, Company operated in 46 stores in 9 states. The Company is a wholly-owned subsidiary of WERCS.

The Company provides short-term consumer loans, known as cash advance loans, in amounts that typically range from $100 to $500. Cash advance loans provide customers with cash in exchange for a promissory note with a maturity of generally two to four weeks and that customer’s post-dated personal check for the aggregate amount of the cash advanced plus a fee. The fee varies from state to state, based on applicable regulations and generally ranges from $15 to $20 per each $100 borrowed. To repay the cash advance loans, customers may redeem their checks by paying cash or allowing the check to be presented to the bank for collection. All of the Company’s loans and other services are subject to state regulations, which vary from state to state, federal regulations, and local regulation, where applicable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements and accompanying notes. On an ongoing basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for loans receivable, impairment of goodwill and intangible assets, and contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates. Significant management estimates relate to the allowance for loans receivable and the allocation of and carrying value of goodwill and intangible assets.

Revenue Recognition

The Company recognizes fees on cash advance loans on a constant-yield basis ratably over the loans’ terms. The Company records fees derived from check cashing, guaranteed phone/Cricket fees, and all other services in the period in which the service is provided.

Loans Receivable

In addition to loans receivable that are currently due, loans receivable also include cash advance loans that have not been repaid, where the customer’s personal check has been deposited and the check has been returned due to non-sufficient funds in the customer’s account, closed accounts, or other reasons. Loans receivable are carried at cost less the allowance for doubtful accounts.

(continued)

WYOMING FINANCIAL LENDERS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Nature of Business and Summary of Significant Accounting Policies - (continued)

Loans Receivable

The Company does not specifically reserve for any individual loan. The Company aggregates cash advance loans for purposes of estimating the loss allowance using a methodology that analyzes portfolio statistics and management’s judgment regarding recent trends noted in the portfolio. This methodology takes into account several factors, including the maturity of the store location and charge-off and recovery rates.

When a bank returns a customer’s check, the account is recognized as a returned item receivable and is included in loans receivable. All returned items are charged off after 180 days, as collections after that date are not significant. Returned items receivable, net of allowances, were approximately $404,000 and $335,000 at September 30, 2007 and 2006, respectively.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. Useful lives range from five to seven years for furniture, equipment, and vehicles. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the related assets or the leases term, and this amortization is included with depreciation. Maintenance and repairs are charged to expense as incurred. Gains or losses on sale or disposal of property and equipment are recognized in the year in which the transactions occur.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired using purchase accounting and is not amortized.

Intangible Assets

Customer relationships represent the fair values assigned to relationships with customers acquired through business acquisitions and is amortized using the straight-line method over three years.

Long- Lived Assets

Goodwill is reviewed, at least annually, for impairment. Property and equipment and customer relationships are reviewed for impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment loss is recognized when the fair value of the asset is less than the carrying value of the asset.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and loans receivable. The Company’s cash is placed with high quality financial institutions. From time to time, cash balances exceed federally insured limits. The Company has not experienced any significant losses with respect to its cash. Loans receivable, while concentrated in geographical areas, are dispersed among numerous customers.

(continued)

WYOMING FINANCIAL LENDERS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Nature of Business and Summary of Significant Accounting Policies - (continued)

Income Taxes

Deferred income taxes reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts, based on enacted tax laws and statutory tax rates applicable in the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents taxes paid or payable for the current year and changes during the year in deferred tax assets and liabilities.

Fair Value of Financial Instruments

The amounts reported in the balance sheets for cash, loans receivable, and accounts payable are short-term in nature and their carrying values approximate fair values.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109.”  FIN No. 48 provides guidance regarding the recognition, measurement, presentation and disclosure in the financial statements of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not file in a particular jurisdiction. FIN No. 48 will be effective for the Company beginning in fiscal 2008.  We are evaluating the impact, if any, the adoption of FIN No. 48 will have on our financial statements. The cumulative effect, if any, of applying the provisions of FIN No. 48 will be reported as an adjustment to retained earnings as of the beginning of fiscal 2008.

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements (as amended),” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and therefore, does not expand the use of fair value in any new circumstances. Portions of SFAS No. 157 will be effective for the Company beginning in fiscal 2009. We are evaluating the impact, if any, the adoption of SFAS No. 157 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities (as amended), Including an Amendment of FASB Statement No. 115,” which permits entities to measure eligible financial assets, financial liabilities and firm commitments at fair value, on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other generally accepted accounting principles. The fair value measurement election is irrevocable and subsequent changes in fair value must be recorded in earnings. SFAS No. 159 will be effective for the Company beginning in fiscal 2009. We are evaluating the impact, if any, the adoption of SFAS no. 159 will have on our financial statements.

(continued)

WYOMING FINANCIAL LENDERS, INC.

NOTES TO FINANCIAL STATEMENTS

2.	Acquisitions -

In 2007 and 2006, the Company purchased the assets of various stores in separate transactions. The aggregate purchase price totaled $962,278 in 2007 and $4,511,321 in 2006.

Under the purchase method of accounting the assets and liabilities of the acquisitions were recorded at their respective fair values as of the purchase date as follows:

	Year Ended September 30,
	2007	2006

Cash	$27,841	$160,590
Loans receivable	222,292	1,052,319
Other current assets	-	1,200
Property and equipment	72,783	200,366
Goodwill	639,362	3,152,651
Current liabilities	-	(55,805)

	$962,278	$4,511,321

The results of the operations for the acquired locations have been included in the financial statements since the date of the acquisitions. The following table presents the unaudited pro forma results of operations for the years ended September 30, 2007 and 2006, as if these acquisitions had been consummated at the beginning of each year presented. The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisition occurred at the beginning of the year presented or the results which may occur in the future.

	Year Ended September 30,
	2007 (unaudited)	2006 (unaudited)

Pro forma revenue	$11,385,724	$10,842,412
Pro forma net income	1,797,113	2,246,745

3.	Property and Equipment -

Property and equipment consisted of the following:

	September 30,
	2007	2006

Furniture and equipment	$652,500	$581,874
Leasehold improvements	276,452	228,364
Vehicles	62,160	55,410
	991,112	865,648
Less accumulated depreciation	345,048	341,538

	$646,064	$524,110

WYOMING FINANCIAL LENDERS, INC.

NOTES TO FINANCIAL STATEMENTS

4.	Intangible Assets -

Intangible assets consisted of the follows:

	September 30,
	2007	2006

Customer relationships	$451,974	$451,974
Less accumulated amortization	(326,953)	(190,548)

	$125,021	$261,426

Future amortization of intangible assets will be $125,021 in 2008.

5.	Income Taxes -

The Company operates under an informal tax allocation agreement with WERCS, which requires the Company to pay its fair share of its income taxes as if the Company were a stand-alone entity. The Company’s provision for income taxes is as follows:

	Year Ended September 30,
	2007	2006
Current:
Federal	$1,066,000	$549,000
State	182,000	94,000
	1,248,000	643,000
Deferred:
Federal	(145,000)	143,000
State	(25,000)	25,000
	(170,000)	168,000

	$1,078,000	$811,000

(continued)

WYOMING FINANCIAL LENDERS, INC.

NOTES TO FINANCIAL STATEMENTS

5.	Income Taxes - (continued)

Deferred income tax assets (liabilities) are summarized as follows:

	September 30,
	2007	2006

Deferred income tax assets
Allowance for loans receivable	$367,000	$305,000
Accrued vacation	20,000	13,000
Deferred revenue	-	90,000
	387,000	408,000
Deferred income tax liabilities
Late loans receivable	-	(387,000)
Property and equipment	(10,000)	(24,000)
Goodwill and intangible assets	(431,000)	(221,000)
	(441,000)	(632,000)

	$(54,000)	$(224,000)

In 2007, the Company changed its method of accounting for late loans receivable and deferred revenue for income tax reporting.

Reconciliations from the statutory federal income tax to the effective income tax are as follows:

	Year Ended September 30,
	2007	2006

Income tax expense using the statutory federal rate in effect	$971,100	$716,900
State income taxes, net of federal benefit	103,700	76,500
Other	3,200	17,600

Income tax expense	$1,078,000	$811,000

WYOMING FINANCIAL LENDERS, INC.

NOTES TO FINANCIAL STATEMENTS

6.	Operating Lease Commitments -

The Company leases its facilities under operating leases with terms ranging from three to five years, with rights to extend for additional periods. Rent expense was approximately $737,000 and $373,000 in 2007 and 2006 respectively. Future minimum lease payments are approximately as follows:

Year Ending
September 30,	Amount

2008	$467,000
2009	371,000
2010	237,000
2011	130,000
2012	54,000
Thereafter	5,000

$1,264,000

7.	Related Party Transactions-

At September 30, 2007, the company had $9,000 in receivables from certain officers of the Company. In addition, the Company also leases two properties from an officer of the Company and another related party under operating leases that extend through 2011 requiring monthly lease payments of $2,400.

8.	Employee Savings Plan -

The Company began a defined contribution retirement plan in 2007 intended to be qualified under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the Plan after approximately one year of employment. The plan allows each participant to make elective contributions subject to statutory limits. The Company matches employee contributions up to 100 % of the first 5% of the participating employees’ annual compensation. Company matching contributions to the plan were approximately $16,000 in 2007.

9.	Risks Inherent in the Operating Environment-

The Company’s short-term consumer loan activities are regulated under numerous local, state, and federal laws and regulations, which are subject to change. New laws or regulations could be enacted that could have a negative impact on the Company’s lending activities. Over the past few years, consumer advocacy groups and certain media reports have advocated governmental and regulatory action to prohibit or severely restrict deferred presentment cash advances. If this negative characterization of deferred presentment cash advances becomes widely accepted by consumers, demand for deferred presentment cash advances could significantly decrease, which could have a materially adverse affect on the Company’s financial condition. Negative perception of deferred presentment cash advances could also result in increased regulatory scrutiny and increased litigation and encourage restrictive local zoning rules, making it more difficult to obtain the government approvals necessary to continue operating existing stores or open new short-term consumer loan stores.

WYOMING FINANCIAL LENDERS, INC.

NOTES TO FINANCIAL STATEMENTS

10.	Subsequent Event-

On December 13, 2007, the Company entered into an Agreement and Plan of Merger and Reorganization (Merger Agreement) among WFI Acquisition Corp., a newly formed Wyoming corporation and wholly-owned subsidiary of Uron, Inc. (Uron), and the Company.

The Merger Agreement contemplates a reverse triangular merger with the Company surviving a merger with WFL Acquisition Corp. and thereby becoming an operating subsidiary of Uron. As a result of the merger and in exchange for the cancellation of its shares, the stockholder of the Company will receive (i) a number of shares of Uron’s common stock outstanding immediately after the merger, and (ii) 10,000,000 shares of a to-be-authorized class of preferred (Series A Convertible Preferred Stock) which will be convertible into additional common stock outstanding immediately after the merger. Accordingly, the stockholder of the Company will receive, upon the closing of the merger, securities representing approximately 60% of Uron’s common stock on a fully diluted basis.

The Merger Agreement contains customary representations, warranties and covenants, and the completions of the merger is contingent upon customary closing conditions, in addition to among other things, the approval of the stockholder of the Company, the approval by the Boards of Directors of both the Company and Uron, Uron’s satisfaction of a financing-related contingency, and the effectuation of a reveres stock split on at least a 1-for-10 basis.

A material relationship exists among Uron, the Company and the CEO of the Company, who, effective as of November 29, 2007, was also appointed as the Chief Operating officer of Uron.